UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 5, 2008

(Exact name of registrant as specified in its charter)

Connecticut	1-15052	06-1541045
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

157 Church Street, New Haven, Connecticut		06506
(Address of principal executive offices)		(Zip Code)

Registrant's Telephone Number,
Including Area Code		(203) 499-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 5, 2008, UIL Holdings Corporation (“UIL”) executed a Guaranty Agreement (the “Guaranty”) for the benefit of GE Packaged Power, Inc. (“Contractor”), an affiliate of General Electric Company.  UIL is the parent company of The United Illuminating Company, which is a joint owner of GenConn Energy LLC.  Under the Guaranty, UIL unconditionally and irrevocably guarantees to Contractor that in the event GenConn Devon LLC (the “Buyer”), a wholly-owned subsidiary of GenConn Energy LLC, fails to perform or observe the terms and provisions of its agreement (the “Contract”) with Contractor dated August 28, 2008 for the supply of four LM6000 gas turbine generators to be installed at Buyer’s to-be constructed peaking power generation facility at Devon Station in Milford, Connecticut, UIL shall perform or take such steps necessary to achieve performance or observance of the Contract. As of September 5, 2008, UIL’s aggregate exposure under the Guaranty was approximately $33,000,000.  UIL’s exposure under the Guaranty will be reduced as the Buyer makes periodic payments under the Contract, and such exposure will be eliminated on the date the Buyer secures financing in an amount that demonstrates the Buyer’s financial capability to meet its obligations under the Contract.  Buyer expects to secure such financing during 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UIL HOLDINGS CORPORATION
Registrant

Date: 09/11/08	By /s/ Richard J. Nicholas
Richard J. Nicholas
Executive Vice President
and Chief Financial Officer